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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (a) Joint Registration Statement on Form S-3 (File No. 333-29671 and No. 333-29671-01) and related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (b) Joint Registration Statement on Form S-8 (File No. 333-41927 and No. 333-41927-01) of Patriot American Hospitality, Inc. and Wyndham International. Inc. (formerly Patriot American Hospitality Operating Company), (c) Joint Registration Statement on Form S-3 (File No. 333-39313 and No. 333-39313-01) and related Prospectus of 1,681,793 paired shares of common stock of Patriot American Hospitality, Inc. and Wyndham International. Inc. (formerly Patriot American Hospitality Operating Company), (d) Joint Registration Statement on Form S-4 (File No. 333-44203 and No. 333-44203-01) of Patriot American Hospitality, Inc. and Wyndham International. Inc., (e) Joint Registration Statement on Form
S-8 (File No. 333-44197 and No. 333-44197-01) of Patriot American Hospitality, Inc. and Wyndham International. Inc., and (f) Joint Registration Statement on Form S-3 (File No. 333-28085 and No. 333-28085-01) and related Prospectus of 1,000,000,000 of paired common stock and paired preferred stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our reports (i) dated August 7, 1997 (except for Note 18, as to which the date is September 17, 1997) with respect to the Consolidated Financial Statements of WHG Resorts & Casinos Inc. and related financial statement schedule; (ii) dated August 7, 1997 with respect to the financial statements of Posadas de San Juan Associates and related financial statement schedule ; (iii) dated August 11, 1997 with respect to the financial statements of WKA El Con Associates; and (iv) dated May 2, 1997 with respect to the financial statements El Conquistador Partnership L.P.; all of which are included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc., dated April 20, 1998.

                                       /s/ ERNST & YOUNG LLP

San Juan, Puerto Rico
April 16, 1998